Exhibit 99.1

SANUWAVE Health Appoints Industry Veteran Peter Sorensen as Chief Financial Officer

SANUWAVE Health, Inc.
April 1, 2024

Sorensen brings strong finance, forecasting, analysis, and capital markets experience as well as abilities in software, process automation, and human resources to Sanuwave.

EDEN PRAIRIE, MN, April 1, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire – SANUWAVE Health, Inc. (the "Company" or "SANUWAVE”) (OTCQB:SNWV), a leading provider of next-generation FDA-approved wound care products, is pleased to announce the hiring of Peter Sorensen as its new CFO.

Sorensen brings deep experience in finance, forecasting, analysis, and capital markets experience as well as abilities in software, process automation, and human resources from his prior roles heading the finance and HR teams at Endogenex, Inc. (“Endogenex”), a medical device company developing a new approach to the treatment of type 2 diabetes.  Prior to working with Endogenex, Sorensen did financial planning and analysis (“FP&A”) for the Caisson Interventional and Heart Failure divisions of LivaNova PLC and did FP&A and software consulting for eCapital Advisors, a management consulting firm specializing in technology implementations to support data driven decision making.  He earned his BA in business administration from Bethel University and an MBA from the Herberger Business School at St. Cloud State University in Minnesota.

“We are pleased to welcome Peter to SANUWAVE at this pivotal time in our growth plans,” said CEO Morgan Frank.  “His experience, energy, and attitude are going to be a strong addition to our team and provide us with the skills and talent we need to take the next steps forward in driving Sanuwave’s wound care business as we seek to upgrade our internal systems and reporting to keep pace with and enhance our growth and our customer responsiveness.”

“I am thrilled to be joining Sanuwave during this exciting phase of growth and transformation. Sanuwave’s trajectory is truly remarkable and I am eager to contribute my expertise to drive financial success and support the team’s realization of their innovative vision to deliver cutting edge wound care solutions that positively impact patients’ lives worldwide,” said Sorensen.

Sorensen begins work at SANUWAVE on April 1, 2024.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations and constraints, plans for future business development activities and the Company’s business combination with SEP Acquisition Corp. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s  products, supply chain and production constraints, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, the Company’s ability to achieve the executed benefits of the business combination with SEP Acquisition Corp. and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com